News from

Buckeye

FOR IMMEDIATE RELEASE
                                                          Contacts:  Steve Dean
Vice President
and Chief Financial Officer
901-320-8352

Chad Foreman
Investor Relations Manager
901-320-8828

Website: www.bkitech.com

BUCKEYE CEO TO PARTICIPATE IN SIG EMERGING TRENDS CONFERENCE

MEMPHIS, TN October 31, 2006 - Buckeye Technologies Inc. (NYSE:BKI) today announced that John B. Crowe, Chairman and Chief Executive Officer, will participate in the SIG Emerging Trends Conference in New York City on Wednesday, November 1, 2006, at approximately 8:30 a.m. (ET).

A live audio webcast of Mr. Crowe's remarks and a copy of presentation materials will be accessible at www.bkitech.com and www.wsw.com/webcast/sig3/bki/. A replay of the audio webcast will be available immediately following the presentation and will be archived until December 30, 2006.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.